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                                                                    Exhibit 23.1

                 CONSENT OF MORRISON, BROWN, ARGIZ & FARRA, LLP


We consent to incorporation by reference in the registration statement (No.333-102320) on Form S-8 of Bright Horizons Family Solutions, Inc. of our report dated July 16, 2004, with respect to the financial statements of the Bright Horizons Family Solutions, Inc. 401(k) Plan for the years ended December 31, 2003 and 2002, which report is included in this annual report on Form 11-K



/s/ Morrison, Brown, Argiz & Farra, LLP
Miami, FL
August 5, 2004